Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

March 31, 2006

Property	Location	Leasable Area (Square Feet)	Year Developed or Acquired (Renovated)	Land Area (Acres)			Anchor / Significant Tenants
					Percentage Leased
					Mar-06	Mar-05
Shopping Centers

Ashburn Village	Ashburn, VA	211,327	1994 /00 /01/02	26.4	99%	99%	Giant Food, Ruby Tuesday, Blockbuster, Hallmark Cards, Long & Foster
Beacon Center	Alexandria, VA	352,365	1972 (1993/99)	32.3	98%	97%	Lowe’s, Giant Food, Office Depot, Outback Steakhouse, Marshalls, Hancock Fabrics, Party Depot, Panera Bread
Belvedere	Baltimore, MD	54,941	1972	4.8	100%	95%	Food City, Family Dollar
Boca Valley Plaza	Boca Raton, FL	121,269	2004	12.7	96%	92%	Publix, Blockbuster
Boulevard	Fairfax, VA	56,350	1994 (1999)	5.0	100%	100%	Panera Bread, Party City, Petco, Danker Furniture
Briggs Chaney MarketPlace	Silver Spring, MD	197,486	2004	18.2	97%	96%	Safeway, Ross Dress For Less, Chuck E Cheese, Family Dollar
Broadlands Village	Loudoun County, VA	107,286	2003	16.0	100%	100%	Safeway, Blockbuster
Broadlands Village II	Loudoun County, VA	30,193	2004	2.5	100%	97%	The Original Steakhouse and Sports Theatre, Bonefish Grill
Clarendon/Clarendon Station	Arlington, VA	11,808	1973/1996	0.6	100%	100%
Countryside	Loudoun County, VA	141,696	2004	16.0	97%	96%	Safeway, CVS Pharmacy
Cruse MarketPlace	Forsyth County, GA	78,686	2004	10.6	97%	94%	Publix
Flagship Center	Rockville, MD	21,500	1972, 1989	0.5	100%	100%
French Market	Oklahoma City, OK	244,724	1974 (1984/98)	13.8	94%	93%	Burlington Coat Factory, Bed Bath & Beyond, Famous Footwear, Lakeshore Learning Center, BridesMart, Staples, Dollar Tree
Germantown	Germantown, MD	26,241	1992	2.7	92%	100%	Total Health Medical Center
Giant	Baltimore, MD	70,040	1972 (1990)	5.0	100%	100%	Giant Food
The Glen	Lake Ridge, VA	134,317	1994	14.7	100%	100%	Safeway Marketplace, The Original Steakhouse and Sports Theatre
Great Eastern	District Heights, MD	254,448	1972 (1995)	23.9	99%	55%	Giant Food, Pep Boys, Big Lots
Hampshire Langley	Takoma Park, MD	131,700	1972 (1979)	9.9	100%	100%	Safeway, Blockbuster
Jamestown Place	Altamonte Springs, FL	96,372	2005	10.9	99%	N/A	Publix, Carrabas
Kentlands Square	Gaithersburg, MD	114,381	2002	11.5	100%	100%	Lowe’s, Chipotle
Kentlands Place	Gaithersburg, MD	40,648	2005	3.4	100%	77%	Elizabeth Arden’s Red Door Salon, Bonefish Grill

Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

March 31, 2006

Property	Location	Leasable Area (Square Feet)	Year Developed or Acquired (Renovated)	Land Area (Acres)			Anchor / Significant Tenants
					Percentage Leased
					Mar-06	Mar-05
Shopping Centers (continued)

Leesburg Pike	Baileys Crossroads, VA	97,752	1966 (1982/95)	9.4	97%	100%	Party Depot, CVS Pharmacy, FedEx Kinko’s, Hollywood Video
Lexington Mall	Lexington, KY	13,646	1974	4.1	100%	58%
Lumberton Plaza	Lumberton, NJ	193,044	1975 (1992/96)	23.3	97%	98%	SuperFresh, Rite Aid, Blockbuster, Ace Hardware
Shops at Monocacy	Frederick, MD	109,144	2004	13.0	100%	84%	Giant Food, Panera Bread
Olde Forte Village	Ft. Washington, MD	143,062	2003	16.0	92%	73%	Safeway, Blockbuster, Mimi’s Cafe, Toojay’s Deli, Catherines
Olney	Olney, MD	53,765	1975 (1990)	3.7	97%	100%	Rite Aid
Palm Springs Center	Altamonte Springs, FL	126,446	2005	12.0	100%	100%	Albertson’s, Office Depot
Ravenwood	Baltimore, MD	85,958	1972	8.0	100%	98%	Giant Food, Hollywood Video
Seabreeze Plaza	Palm Harbor, FL	146,673	2005	18.4	100%	N/A	Publix, Palm Harbor Health Food, World Gym, KidzKazoo, Fashion Bug
Seven Corners	Falls Church, VA	560,998	1973 (1994-7)	31.6	100%	99%	The Home Depot, Shoppers Club, Michaels, Barnes & Noble, Ross Dress For Less, G Street Fabrics, Off-Broadway Shoes, The Room Store, Dress Barn
Shops at Fairfax	Fairfax, VA	68,743	1975 (1993/99)	6.7	100%	100%	Super H Mart, Blockbuster
Smallwood Village	Waldorf, MD	197,861	2006	25.1	89%	N/A	Safeway, CVS
Southdale	Glen Burnie, MD	484,115	1972 (1986)	39.6	99%	99%	Giant Food, The Home Depot, Circuit City, Michaels, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse
Southside Plaza	Richmond, VA	373,651	1972	32.8	95%	85%	Farmers Foods, CVS Pharmacy, Maxway, Citi Trends, City of Richmond
South Dekalb Plaza	Atlanta, GA	163,418	1976	14.6	95%	97%	Pep Boys, The Emory Clinic, Maxway, Consolidated Stores
Thruway	Winston-Salem, NC	354,726	1972 (1997)	30.5	93%	93%	Harris Teeter, Fresh Market, Borders Books, Bed Bath & Beyond, Stein Mart, Eckerd, Blockbuster, JoS. A Banks, Bonefish Grill, Chico’s, Ann Taylor, Pier 1 Kids, New Balance, Aveda Salon, Christies Hallmark
Village Center	Centreville, VA	143,109	1990	17.2	99%	99%	Giant Food, Tuesday Morning, Blockbuster
West Park	Oklahoma City, OK	76,610	1975	11.2	19%	54%	Family Dollar
White Oak	Silver Spring, MD	480,156	1972 (1993)	28.5	100%	99%	Giant Food, Sears, Rite Aid, Blockbuster

	Total Shopping Centers	6,370,655		587.1	96.7%	91.7%

Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

March 31, 2006

Property	Location	Leasable Area (Square Feet)	Year Developed or Acquired (Renovated)	Land Area (Acres)			Anchor / Significant Tenants
					Percentage Leased
					Mar-06	Mar-05
Office Properties

Avenel Business Park	Gaithersburg, MD	390,579	1981-2000	37.1	98%	98%	General Services Administration, VIRxSYS, Broadsoft, Arrow Financial, Quanta Systems, SeraCare Life Sciences, Panacos Pharmaceutical
Crosstown Business Center	Tulsa, OK	197,135	1975 (2000)	22.4	90%	90%	Compass Group, Roxtec, Outdoor Innovations, Auto Panels Plus, Gofit, Freedom Express
601 Pennsylvania Ave	Washington, DC	226,604	1973 (1986)	1.0	100%	100%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Pharmaceutical Care Mgmt Assn, Freedom Forum, Capital Grille
Van Ness Square	Washington, DC	156,493	1973 (1990)	1.2	95%	91%	Team Video Intl, Office Depot, Pier 1
Washington Square	Alexandria, VA	235,042	1975 (2000)	2.0	100%	95%	Vanderweil Engineering, World Wide Retail Exchange, EarthTech, Thales, Bank of America, Trader Joe’s, Kinko’s, Talbot’s, Blockbuster

	Total Office Properties	1,205,853		63.7	96.9%	95.5%

	Total Portfolio	7,576,508		650.8	96.8%	92.4%

Development Parcels

Broadlands Village III	Loudoun County, VA		2002	5.5	Site work and construction commenced November 2005.
Clarendon Center	Arlington, VA		2002	1.3	Pursuing zoning approvals from County.
Lansdowne Town Center	Loudoun County, VA		2002	23.4	Site work and construction commenced November 2005. Grocery store lease executed with Harris Teeter.
Ashland Square	Dumfries, VA		2004	19.3	Awaiting approval of site plans from Prince William County for shopping center development.
Lexington	Lexington, KY		1974	26.0	Subsequent to the execution of a new land use agreement, redevelopment commenced for approximately 26 of the property’s 30 acres in September 2005.
New Market	New Market, MD		2005	35.5	Contracted to purchase a neighboring parcel in order to assemble additional acreage for a future retail development near the I-70 interchange.

	Total Development Properties			111.0

Exhibit 99